EXHIBIT 4.2

CLECO CORPORATE HOLDINGS LLC,
AS ISSUER

AND

REGIONS BANK
(AS SUCCESSOR TO WELLS FARGO BANK, N.A.),
AS TRUSTEE

AMENDED AND RESTATED THIRD SUPPLEMENTAL INDENTURE

Dated as of May 1, 2023

$165,000,000

Amended and Restated Floating Rate Senior Notes due 2025

TABLE OF CONTENTS

Page

7

EXHIBIT A    FORM OF AMENDED AND RESTATED NOTE
EXHIBIT B    FORM OF CERTIFICATION OF AUTHENTICATION

-i-

THIS AMENDED AND RESTATED THIRD SUPPLEMENTAL INDENTURE (this “Amended and Restated Supplemental Indenture”) is made as of the first day of May, 2023, by and between CLECO CORPORATE HOLDINGS LLC, a Louisiana limited liability company, as issuer (the “Company”), and REGIONS BANK (as successor to Wells Fargo Bank, N.A.), an Alabama banking institution having an office in Baton Rouge, Louisiana, as trustee (the “Trustee”):
WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of May 17, 2016 (the “Original Indenture”), a First Supplemental Indenture dated as of May 17, 2016, a Second Supplemental Indenture dated as of May 17, 2016 and a Third Supplemental Indenture dated as of May 24, 2016 (the “Existing Third Supplemental Indenture”), providing for the issuance from time to time of its secured debentures, notes or other evidences of indebtedness (herein called the “Securities”) to be issued in one or more series;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented, including by this Amended and Restated Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, the Existing Third Supplemental Indenture established a new series of senior secured notes to be issued under the Original Indenture, designated as the Company’s 3.25% Senior Secured Notes due 2023 (the “Series 2023 Notes”), $165,000,000 in aggregate principal amount of the Series 2023 Notes were issued, authenticated and delivered thereunder on May 24, 2016 (the “Outstanding Notes”) and Section 1.01 of the Existing Third Supplemental Indenture prohibited the issuance of any additional Series 2023 Notes pursuant to Section 3.01 of the Indenture;
WHEREAS, the Company wishes to amend and restate in its entirety the Existing Third Supplemental Indenture as set forth in this Amended and Restated Supplemental Indenture to, among other things, extend the maturity date of the principal amount of the Outstanding Notes and convert the interest rate on the Outstanding Notes from a fixed to a floating rate of interest;
WHEREAS, Section 11.02 of the Indenture provides that with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and, upon the written request of the Company, the Trustee, may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required;
WHEREAS, Section 11.02(a)(1) of the Indenture further provides that, among other things, no supplemental indenture shall, without the consent of the Holder of each Security affected thereby change the Stated Maturity (as defined in the Original Indenture) of the principal of any Security or change the method of calculating the rate of interest thereon;

WHEREAS, the provisions of the Indenture to be changed by this Amended and Restated Supplemental Indenture directly affect only the Holders of the Series 2023 Notes and each Holder of the 2023 Notes is concurrently herewith providing to the Trustee its consent to the change in the Stated Maturity (as defined in the Original Indenture) of the principal of the Series 2023 Notes and the change in the method of calculating the rate of interest on the Series 2023 Notes;
WHEREAS, the Trustee is willing to enter into this Amended and Restated Supplemental Indenture at the Company’s request, subject to compliance with Section 11 of the Indenture, as applicable; and
WHEREAS, all things necessary to authorize the execution and delivery of this Amended and Restated Supplemental Indenture and make it a valid and binding agreement of the Company, in accordance with its terms, have been done.
NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

AMENDED AND RESTATED FLOATING RATE SENIOR NOTES DUE 2025
SECTION 1.01    Re-Designation; Amendment and Restatement. The Series 2023 Notes originally established under the Existing Third Supplemental Indenture are hereby re-designated as the Company’s Amended and Restated Floating Rate Senior Notes due 2025 (the “Amended and Restated Notes”) and, concurrently with the execution and delivery of this Amended and Restated Supplemental Indenture, each of the Outstanding Notes is being amended and restated to be in the form set forth in Exhibit A hereto.
All Amended and Restated Notes shall be issued in physical, certificated form.
No additional Amended and Restated Notes with respect to this series may be issued pursuant to Section 3.01 of the Indenture.
The form of the Trustee’s Certificate of Authentication for the Amended and Restated Notes shall be substantially in the form set forth in Exhibit B hereto.
Each Amended and Restated Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
SECTION 1.02    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Amended and Restated Notes” has the meaning specified in Section 1.01.

“Amended and Restated Supplemental Indenture” has the meaning specified in the Preamble hereof.
“Applicable Margin” means 1.725%.
“Available Tenor” has the meaning specified in Section 1.11(e).
“Benchmark” has the meaning specified in Section 1.11(e).
“Benchmark Replacement” has the meaning specified in Section 1.11(e).
“Benchmark Replacement Conforming Changes” has the meaning specified in Section 1.11(e).
“Benchmark Transition Event” has the meaning specified in Section 1.11(e).
“Change of Control” has the meaning specified in Section 1.10(j).
“Change of Control Date” has the meaning specified in Section 1.10(a).
“Change of Control Offer” has the meaning specified in Section 1.10(a).
“Change of Control Purchase Notice” has the meaning specified in Section 1.10(c).
“Change of Control Purchase Price” has the meaning specified in Section 1.10(a).
“Change of Control Repurchase Event” has the meaning specified in Section 1.10(j).
“Company” has the meaning specified in the Preamble hereof.
“Daily Simple SOFR” has the meaning specified in Section 1.11(e).
“Existing Third Supplemental Indenture” has the meaning specified in the Recitals hereof.
“Floor” has the meaning specified in Section 1.11(e).
“Indenture” has the meaning specified in the Recitals hereof.
“Interest Payment Date” means the 20th calendar day of each month commencing with June 20, 2023.
“Interest Period” means a period commencing on the date hereof and ending on the numerically corresponding day in the next calendar month; provided, however, that: (a) in the event such ending day is not a Business Day, such period shall be extended to the next Business Day unless such next Business Day falls in the next calendar month, in which case it shall end on the preceding Business Day; and (b) if there is no numerically corresponding day in the month, then such period shall end on the last Business Day in the relevant month.
“Investment Grade” has the meaning specified in Section 1.10(j).
“Investors” has the meaning specified in Section 1.10(j).
“Moody’s” means Moody’s Investors Service, Inc. or its successors.
“Note Documents” has the meaning specified in Section 1.11(e).
“Operating Agreement” has the meaning specified in Section 1.10(j).
“Original Indenture” has the meaning specified in the Recitals hereof.
“Outstanding Notes” has the meaning specified in the Recitals hereof.
“Permitted Holders” has the meaning specified in Section 1.10(j).
“Purchase Date” has the meaning specified in Section 1.10(a).
“Rating Agency” has the meaning specified in Section 1.10(j).
“Ratings Event” has the meaning specified in Section 1.10(j).
“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on fifth calendar day of the month immediately preceding such Interest Payment Date.
“Relevant Governmental Body” has the meaning specified in Section 1.11(e)
“S&P” means S&P Global Services, or its successors.
“SOFR” has the meaning specified in Section 1.11(e).
“SOFR Administrator” has the meaning specified in Section 1.11(e).
“SOFR Administrator’s Website” has the meaning specified in Section 1.11(e).
“Stated Maturity” means May 1, 2025.
“Term SOFR Administrator” has the meaning specified in Section 1.11(e).
“Term SOFR Rate” has the meaning specified in Section 1.11(e).
“Term SOFR Reference Rate” has the meaning specified in Section 1.11(e).
“Trustee” has the meaning specified in the Preamble hereof.

“Voting Stock” has the meaning specified in Section 1.10(j).
“U.S. Government Securities Business Day” has the meaning specified in Section 1.11(e).
SECTION 1.03    Payment of Principal and Interest.
(a)    The principal of the Amended and Restated Notes shall be due at Stated Maturity. The unpaid and outstanding principal amount of the Amended and Restated Notes, and any overdue installment of interest thereon to the extent permitted by law, shall bear interest at a fluctuating rate per annum equal to the Term SOFR Rate with respect to the applicable Interest Period plus the Applicable Margin until paid or made available for payment, such interest to accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the date hereof. Interest shall be paid monthly in arrears on each Interest Payment Date, commencing on June 20, 2023, to the Person in whose name the Amended and Restated Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.07 of the Original Indenture.
(b)    Payments of interest on the Amended and Restated Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Amended and Restated Notes shall be computed and paid on the basis of a 360-day year and the actual number of days elapsed. In the event that any date on which interest is payable on the Amended and Restated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.
(c)    Payment of the principal, premium, if any, and interest due at the Stated Maturity of, or on a Redemption Date for, the Amended and Restated Notes shall be made upon surrender of the Amended and Restated Notes at the Corporate Trust Office. The principal of and interest on the Amended and Restated Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least fifteen (15) days prior to the date for payment by the Person entitled thereto.
SECTION 1.04    Denominations. The Amended and Restated Notes may be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 1.05    Form of Amended and Restated Notes. The Amended and Restated Notes shall be in the form of one or more Amended and Restated Notes in physical, certificated form in the form of Exhibit A hereto.
SECTION 1.06    Transfer and Exchange.
(a)    The Amended and Restated Notes may not be transferred except in compliance with the applicable legends contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law.
No service charge will be made for any transfer or exchange of Amended and Restated Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company shall not be required (i) to issue, transfer or exchange any Amended and Restated Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice identifying the Amended and Restated Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (ii) to transfer or exchange any Amended and Restated Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Amended and Restated Note redeemed in part.
SECTION 1.07    Legends.
(a)    Except as otherwise determined by the Company in accordance with applicable law, each Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.
SECTION 1.08    Satisfaction and Discharge. The Company will not exercise its right under Article Six of the Original Indenture prior to the Stated Maturity.
SECTION 1.09    Redemption at the Option of the Company.
(a)    The Amended and Restated Notes shall be redeemable, at the sole option of the Company, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the aggregate principal amount of the Amended and Restated Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Amended and Restated Notes to be redeemed to, but excluding, such Redemption Date. Any redemption hereunder shall be subject to the Company’s obligation to indemnify the Holders of the Amended and Restated Notes under Section 1.12.
(b)    Notwithstanding Section 4.04(a) of the Original Indenture, notice of redemption shall be given in the manner provided in Section 1.06 of the Original Indenture to the Holders of the Amended and Restated Notes to be redeemed not less than three (3) Business Days prior to the Redemption Date.
(c)    Notwithstanding any provision of Article IV of the Original Indenture, any redemption of the Amended and Restated Notes and notice thereof, may, in the Company’s discretion, state that such notice is conditioned upon the consummation of any refinancing, debt issuance or other capital markets transaction or upon any acquisition, divestiture or change of control transaction. In the event that such notice of redemption contains such a condition and the stated condition is not met, then: (i) the redemption shall not be made; (ii) notice shall be given on or prior to the Redemption Date by facsimile to the Holders of the Amended and Restated Notes and the Trustee that such condition was not met and such redemption was not required to be made; and (iii) the Paying Agent or Agents for the Amended and Restated Notes shall promptly return to the Holders any Amended and Restated Notes surrendered for payment upon such redemption.
(d)    The Company shall notify the Trustee in writing of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price or confirming the accuracy thereof. Notwithstanding Section 4.04 of the Original Indenture, such notice need not set forth the Redemption Price but only the manner of calculation thereof.
SECTION 1.10    Change of Control.
(a)    In the event of any Change of Control Repurchase Event (the effective date of such Change of Control Repurchase Event being the “Change of Control Date”) each Holder of the Amended and Restated Notes will have the right, at such Holder’s option, subject to the terms and conditions herein, to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Amended and Restated Notes (a “Change of Control Offer”) on a date selected by the Company that is no earlier than sixty (60) days nor later than ninety (90) days (the “Purchase Date”) after the mailing of written notice by the Company, with a copy to the Trustee, of the occurrence of such Change of Control Repurchase Event, at a repurchase price payable in cash equal to 101% of the principal amount of such Amended and Restated Notes plus accrued interest, if any, thereon to the Purchase Date (the “Change of Control Purchase Price”). The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Amended and Restated Notes properly tendered and not withdrawn in accordance with such offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control and without regard to the occurrence of a Ratings Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made; provided any such offer will be deemed to satisfy the Company’s obligation to make a Change of Control Offer upon the occurrence of any related Change of Control Repurchase Event.
(b)    Within thirty (30) days after the Change of Control Date, the Company shall mail to each Holder of an Amended and Restated Note a notice, with a copy to the Trustee, regarding the Change of Control Repurchase Event, which notice shall state:
(i)    that a Change of Control Repurchase Event has occurred and that each such Holder has the right to require the Company to repurchase all or any part of such Holder’s Amended and Restated Notes at the Change of Control Purchase Price;
(ii)    the Change of Control Purchase Price;

(iii)    the Purchase Date;
(iv)    that any Amended and Restated Note not tendered will continue to accrue interest;
(v)    that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Amended and Restated Notes accepted for payment pursuant to the Change of Control Repurchase Event will cease to accrue interest after the Purchase Date;
(vi)    that Holders electing to have any Amended and Restated Notes purchased pursuant to a Change of Control Repurchase Event shall be required to surrender such Amended and Restated Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Amended and Restated Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;
(vii)    the procedures to withdraw a Holder’s election to have any Amended and Restated Notes repurchased pursuant to the Change of Control Repurchase Event; and
(viii)    that Holders whose Amended and Restated Notes are being purchased only in part will be issued new Amended and Restated Notes equal in principal amount to the unpurchased portion of the Amended and Restated Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.
(c)    To exercise its right to have any Amended and Restated Notes repurchased pursuant to a Change of Control Repurchase Event, a Holder must deliver a written notice (the “Change of Control Purchase Notice”) to the Paying Agent at the Corporate Trust Office or any other office of the Paying Agent maintained for such purposes, not later than thirty (30) days prior to the Purchase Date. The Change of Control Purchase Notice shall state:
(i)    the portion of the principal amount of any Amended and Restated Notes to be repurchased, which shall be a minimum of $2,000 and in integral multiples of $1,000 in excess thereof;
(ii)    that such Amended and Restated Notes are to be repurchased by the Company pursuant to this Section 1.10; and
(iii)    the certificate number(s) of the Amended and Restated Notes to be repurchased.
(d)    The Paying Agent shall promptly mail to each Holder of Amended and Restated Notes properly tendered the Change of Control Purchase Price for such Amended and Restated Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Amended and Restated Note equal in principal amount to any unpurchased portion of the Amended and Restated Notes surrendered, if any; provided that each new Amended and Restated Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.
(e)    Any Change of Control Purchase Notice may be withdrawn by a Holder by a written notice of withdrawal delivered to the Paying Agent not later than three (3) Business Days prior to the Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate number(s) of the Amended and Restated Notes as to which the withdrawal notice relates and the principal amount, if any, that remains subject to a Change of Control Purchase Notice.
(f)    If the Paying Agent holds money sufficient to pay the Change of Control Purchase Price of an Amended and Restated Note on the Business Day following the Purchase Date for such Amended and Restated Note, then, on and after such date, interest on such Amended and Restated Note will cease to accrue, whether or not such Amended and Restated Note is delivered to the Paying Agent, and all other rights of the Holder of such Note shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of such Amended and Restated Note).
(g)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Amended and Restated Notes as a result of a Change in Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.10 by virtue of such compliance.
(h)    Notwithstanding anything to the contrary in this Section 1.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Amended and Restated Notes properly tendered and not withdrawn in accordance with such Change of Control Offer, or (ii) notice of redemption has been given pursuant to Section 1.09 unless and until there is a default in payment of the applicable Redemption Price.
(i)    Notwithstanding anything to the contrary in this Section 1.10, no Amended and Restated Note may be repurchased by the Company as a result of a Change of Control Repurchase Event if there shall have occurred and be continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to the Amended and Restated Notes).
(j)    The following terms shall have the following meanings in this Section 1.10:
“Change of Control” means the occurrence of any of the following events:
(i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than the Permitted Holders, becomes the “beneficial owners” (as used in Rules 13d- 3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise;
(ii)    the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) to any person other than the Permitted Holders shall have occurred, or the Company merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and (y) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction;
(iii)    during any period, individuals who at the beginning of such period constituted the Board of Managers (for so long as the Operating Agreement of the Company, dated as of April 13, 2016 (as amended from time to time, the “Operating Agreement”) is in effect, together with any replacement or new managers appointed to such Board of Managers in accordance with the terms of the Operating Agreement, and to the extent the terms of the Operating Agreement are no longer in effect, together with any new managers whose election or appointment by such Board of Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the managers then still in office who were either managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Managers then in office; or
(iv)    the Company’s members shall have approved any plan of liquidation or dissolution of the Company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Investment Grade” means “BBB-” or higher by S&P and “Baa3” or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s shall not make a rating on the Amended and Restated Notes publicly available, another Rating Agency.

“Investors” means MIP Cleco Partners L.P. (f/k/a Como B L.P.), bcIMC Como Investment Limited Partnership and John Hancock Life Insurance Company (U.S.A.), and each of their respective Affiliates.
“Permitted Holders” means each of the Investors and members of management of the Company (or its direct or indirect parent) who are holders of Voting Stock of the Company (or any of its direct or indirect parent companies) on the initial issue date of the Series 2023 Notes and any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of a majority of the total voting power of the Voting Stock of the Company.
“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Amended and Restated Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Managers), which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Ratings Event” means a decrease in the ratings of the Amended and Restated Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Amended and Restated Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Amended and Restated Notes). Notwithstanding the foregoing, if the rating of the Amended and Restated Notes by each of the Rating Agencies is Investment Grade, then “Ratings Event” means a decrease in the ratings of the Amended and Restated Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Amended and Restated Notes by each of the Rating Agencies falls below Investment Grade on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Amended and Restated Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Amended and Restated Notes).
“Voting Stock” means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors or managers (or persons performing similar functions).
SECTION 1.11    Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Note Document:

(a)    Upon the occurrence of a Benchmark Transition Event as to any Benchmark, the applicable Benchmark Replacement will replace the applicable then-current Benchmark for all purposes hereunder and under any other Note Document in respect of any setting of such Benchmark without any amendment to, or further action or consent of any other party to, this Third Amended and Restated Supplemental Indenture or any other Note Document.
(b)    In connection with the use, administration, adoption or implementation of a Benchmark Replacement, CoBank will have the right to make Benchmark Replacement Conforming Changes from time to time (in consultation with the Company) and, notwithstanding anything to the contrary herein or in any other Note Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Note Document.
(c)    CoBank will promptly notify the Company of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. CoBank will notify the Company of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.11(d). Any determination, decision or election that may be made by CoBank pursuant to this Section 1.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto or any other Note Document, except, in each case, as expressly required pursuant to this Section 1.11.
(d)    At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the applicable then-current Benchmark is a term rate (including Term SOFR), then CoBank may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) CoBank may reinstate any such previously removed tenor for such Benchmark (including any applicable Benchmark Replacement) settings.
(e)    The following terms shall have the following meanings in this Section 1.11:
“Available Tenor” means, as of any date of determination and with respect to the applicable then-current Benchmark, as applicable, (a) if the applicable then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Amended and Restated Supplement as of such date.
“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the initial Benchmark or any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for the initial or then-current Benchmark to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.11(a). Any reference to a “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:

(a)    for the Term SOFR Rate, the first alternative set forth in the order below that can be determined by CoBank:

(i)    the Daily Simple SOFR Rate, or

(ii)    the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by CoBank and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; and

(b)    for all other Benchmarks, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by CoBank and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Amended and Restated Supplemental Indenture and the other Note Documents; provided, further, that if the Benchmark Replacement is calculated using the Daily Simple SOFR Rate, all interest payments will be payable on a monthly basis.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of any initial Benchmark or any adjusted initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of prepayment, the applicability and length of lookback periods, the applicability of Section 1.12 and other technical, administrative or operational matters) that CoBank decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Holders of the Amended and Restated Notes consistent with market practice (or, if CoBank decides that adoption of any portion of such market practice is not administratively feasible or if CoBank determines that no market practice for the administration of any such rate exists, in such other manner of administration as CoBank decides is reasonably necessary in connection with the administration of this Amended and Restated Supplemental Indenture and the other Note Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve

Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will not be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“CoBank” means CoBank, ACB, a federally chartered instrumentality of the United States of America.
“Daily Simple SOFR Rate” means, for any day (a “Daily Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “Daily Simple SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such Daily Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Daily Simple SOFR Rate Day or (ii) if such Daily Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Daily Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If, by 5:00 p.m. New York, New York time on the second U.S. Government Securities Business Day immediately following any Daily Simple SOFR Determination Date, SOFR in respect of such Daily Simple SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Transition Event with respect to the Daily Simple SOFR Rate has not occurred, then the SOFR for such Daily Simple SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of the Daily Simple SOFR Rate for no more than three consecutive Daily Simple SOFR Rate Days. Any change in the Daily Simple SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company or any other Person.
“Floor” means a rate of interest equal to 0.00%.
“Note Documents” means this Amended and Restated Supplemental Indenture, the Original Indenture and the Amended and Restated Notes.
Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by CoBank in its reasonable discretion).
“Term SOFR Rate” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. New York, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Notwithstanding anything to the contrary set forth herein, if at any time CoBank shall not be the holder of more than 50% in aggregate principal amount of the Amended and Restated Notes then outstanding, all references in this Section 1.11 to CoBank shall be deemed to be references to the Company or, at the designation of the Company, an independent financial advisor or such other person or entity acting as agent for the Company for purposes of benchmark transitions pursuant to this Section 1.11.
SECTION 1.12    Indemnity. Upon demand in writing and certification as to the amount of any Holder from time to time of an Amended and Restated Note, the Company shall promptly (but in any event within 30 days of receipt of such written demand and certification) compensate such Holder for and hold such Holder harmless from any actual, documented loss, cost or expense attributable to or incurred by it as a result of payment or prepayment of any Amended and Restated Note on a day other than the last day of the then applicable Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), excluding any loss of anticipated profits, but including any loss, cost or expenses arising from the liquidation or reemployment of funds or from any fees payable. In no such event shall the amount of compensation paid to such Holder exceed the amount of interest that would have accrued on the Amended and Restated Note had the payment or prepayment not occurred on a day other than the last day of the then applicable Interest Period (at the rate in effect with respect to the then-current Interest Period).
SECTION 1.13    Rule 144A Reporting Requirement. Upon request therefor, the Company shall provide to prospective Holders of the Amended and Restated Notes, all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Amended and Restated Note that remains Outstanding is a “restricted security” with the meaning of Rule 144(a)(3) under the Securities Act.
ARTICLE II

MISCELLANEOUS PROVISIONS
SECTION 2.01    Recitals by the Company. The recitals in this Amended and Restated Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amended and Restated Supplemental Indenture or of the Amended and Restated Notes. The Trustee shall not be accountable for the use or application by the Company of the Amended and Restated Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Amended and Restated Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 2.02    Ratification and Incorporation of Original Indenture; No Novation. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Amended and Restated Supplemental Indenture shall be read, taken and construed as one and the same instrument. This Amended and Restated Supplemental Indenture shall not constitute a novation or termination of the Company’s obligations under the Existing Third Supplemental Indenture or any document, note or agreement executed or delivered in connection therewith, but shall constitute an amendment and restatement of the obligations and covenants of the Company under such documents, notes and agreements, and the Company hereby reaffirms all such obligations and covenants, as amended and restated hereby.
SECTION 2.03    Executed in Counterparts. This Amended and Restated Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Amended and Restated Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amended and Restated Supplemental Indenture as to the parties hereto and may be used in lieu of the Amended and Restated Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 2.04    New York Law to Govern. This Amended and Restated Supplemental Indenture and each Amended and Restated Note shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.05    Valid and Binding Obligation. This Amended and Restated Supplemental Indenture, upon execution and delivery by the parties hereto, constitutes a valid and binding obligation of the Company or the Trustee, as applicable, enforceable against the Company or the Trustee, as applicable, in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity and except as rights to indemnification may be limited by applicable law.
[Signature page immediately follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.
CLECO CORPORATION HOLDINGS LLC,
as Issuer
By:     /s/ William G. Fontenot
Name:     William G. Fontenot
Title: President and Chief Executive Officer
By:     /s/ Kristin L. Guillory
Name:     Kristin L. Guillory
Title: Chief Financial Officer

REGIONS BANK (AS SUCCESSOR TO WELLS FARGO BANK, N.A.),
as Trustee
By:     /s/ Kesha A. Jupiter
Name:    Kesha A. Jupiter
Title: Vice President

[Signature Page to Amended and Restated Third Supplemental Indenture]

EXHIBIT A
FORM OF AMENDED AND RESTATED NOTE
THE AMENDED AND RESTATED NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE AMENDED AND RESTATED NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE AMENDED AND RESTATED NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF CLECO CORPORATE HOLDINGS LLC (THE “COMPANY”) THAT (A) SUCH AMENDED AND RESTATED NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (b) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE TRUSTEE IF THE TRUSTEE SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE AMENDED AND RESTATED NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE AMENDED AND RESTATED NOTE EVIDENCED HEREBY.
BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER THE AMENDED AND RESTATED NOTE EVIDENCED HEREBY. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
BY ITS ACQUISITION OF THIS AMENDED AND RESTATED NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT USING ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN, AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN AS DEFINED IN SECTION 4975(e)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR EMPLOYEE BENEFIT PLANS PURSUANT TO SECTION 3(42) OF ERISA BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR EMPLOYEE BENEFIT PLANS’ INVESTMENT IN SUCH ENTITY OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS

OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) THE PURCHASE AND HOLDING OF AN AMENDED AND RESTATED NOTE THROUGHOUT THE PERIOD THAT IT HOLDS SUCH AMENDED AND RESTATED NOTE IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, PURSUANT TO ONE OR MORE EXEMPTIONS.”

CLECO CORPORATE HOLDINGS LLC

Amended and Restated Floating Rate Senior Note due 2025
Principal Amount:        $165,000,000
Regular Record Date:    The fifth calendar day of the month immediately preceding the Interest Payment Date
Original Issue Date:        May 24, 2016
Amendment
and Restatement Date:    May 1, 2023
Stated Maturity:        May 1, 2025
Interest Payment Dates:    The 20th calendar day of each month beginning on June 20, 2023
Interest Rate:            A floating rate per annum equal to the Term SOFR Rate with respect to the applicable Interest Period, plus the Applicable Margin
                (as each such term is defined in the hereinafter defined Indenture)
Authorized Denominations:    $2,000 or any integral multiple of $1,000 in excess thereof
Amended and Restated No. 1        $165,000,000
Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CoBank, ACB, or registered assigns, the principal sum of ONE HUNDRED SIXTY-FIVE MILLION DOLLARS ($165,000,000) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Amendment and Restatement Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Amendment and Restatement Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Amended and Restated Note (this “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Amended and Restated Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of Amended and Restated Notes of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Amended and Restated Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
Payments of interest on this Amended and Restated Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Amended and Restated Note shall be computed and paid on the basis of a 360-day year and the actual number of days elapsed. In the event that any date on which interest is payable on this Amended and Restated Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or a day on which the Trustee’s Corporate Trust Office is closed for business.
Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Amended and Restated Note shall be made upon surrender of this Amended and Restated Note at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto; provided that any payments of interest to CoBank, ACB will be made by wire transfer in accordance with the procedures set forth in this paragraph.
The unpaid principal amount of this Amended and Restated Note shall bear interest at the rate per annum set forth above.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS AMENDED AND RESTATED NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Amended and Restated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.
CLECO CORPORATE HOLDINGS LLC
By:
Name:
Title:
ATTEST:
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Amended and Restated Notes referred to in the within-mentioned Indenture:

REGIONS BANK (AS SUCCESSOR TO WELLS FARGO BANK, N.A.),
as Trustee
By:
Authorized Signatory
Dated:

(Reverse Side of Amended and Restated Note)
This Amended and Restated Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under an Indenture, dated as of May 17, 2016, as supplemented, including by the First Supplemental Indenture dated as of May 17, 2016, the Second Supplemental Indenture dated as of May 17, 2016 and the Third Supplemental Indenture dated as of May 24, 2016, as amended and restated by the Amended and Restated Third Supplemental Indenture dated as of May 1, 2023 (collectively, the “Indenture”), between the Company and Regions Bank (as successor to Wells Fargo Bank, N.A.), to which the Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Amended and Restated Note is one of the series designated on the face hereof as Amended and Restated Floating Rate Senior Notes due 2025 (the “Amended and Restated Notes”) in aggregate principal amount of $165,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
The Amended and Restated Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture.
If an Event of Default with respect to the Amended and Restated Notes shall occur and be continuing, the principal of the Amended and Restated Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Outstanding Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Amended and Restated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Amended and Restated Note and of any Amended and Restated Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Amended and Restated Note. Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Amended and Restated Notes for the purpose of curing any ambiguity or mistake, or of curing, correcting or supplementing any defective provision thereof or hereof, or that is not inconsistent with the Indenture and the Amended and Restated Notes and will not adversely affect the interests of any Holder in any material respect.
The Indenture contains certain covenants, including without limitation, covenants with respect to liens and mergers, consolidations and certain transfers of assets. The Company must furnish to the Trustee annual statements as to the Company’s compliance with such limitations in accordance with the terms of the Indenture.
No reference herein to the Indenture and no provision of this Amended and Restated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Amended and Restated Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Amended and Restated Note is registrable in the Security Register, upon surrender of this Amended and Restated Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Amended and Restated Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Amended and Restated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Amended and Restated Note is registered as the owner hereof for all purposes, whether or not this Amended and Restated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Amended and Restated Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Amended and Restated Notes are exchangeable for a like aggregate principal amount of Amended and Restated Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Amended and Restated Note or Notes to be exchanged at the office or agency of the Company.
This Amended and Restated Note shall be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Regions Bank, II City Plaza, 400 Convention Street, 9th Floor, Baton Rouge, LA 70802, Attention: Corporate Trust Services.

EXHIBIT B
CERTIFICATE OF AUTHENTICATION
This is one of the Amended and Restated Notes referred to in the within-mentioned Indenture:
REGIONS BANK (AS SUCCESSOR TO WELLS FARGO BANK, N.A.),
as Trustee
By:
Authorized Signatory
Dated:

ASSIGNMENT FORM
To assign this Amended and Restated Note, fill in the form below:
(I) or (we) assign and transfer this Amended and Restated Note to:
                                      (Insert assignee’ legal name)

            (Insert assignee’s Social Security no. or tax I.D. no.)

            (Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Amended and Restated Note on the books of the Company. The agent may substitute another to act for him.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee1: __________________________________

1 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).